UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2024

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55247	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2311 East Locust Street Ontario, California	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883

Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	FCUV	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Closing of Private Placement

On or about September 18, 2024, Focus Universal Inc. (the “Company”, “we”, “us” or “our”) completed the sale of 4,300,000 shares of Common Stock (the “Shares”) in a private placement to certain eligible investors for an aggregate purchase price of $1,290,000, or $0.30 per share (the “Private Placement”).

In connection with the Private Placement, on or about September 18, 2024, the Company entered into a subscription agreement with each investor.

The Shares were offered and sold in a private placement to certain eligible investors pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares in any jurisdiction in which such offer or solicitation would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement between the Company and certain purchasers, dated September 17, 2024
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2024

FOCUS UNIVERSAL, INC.

By:	/s/ Desheng Wang
Name:	Desheng Wang
Title:	Chief Executive Officer

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